Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)

(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2 N. LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

KINGSWAY AMERICA INC.

(Exact name of obligor as specified in its charter)

Delaware	98-0180930
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

150 Northwest Point Boulevard, 6th Floor Elk Grove Village, Illinois	60007
(Address of principal executive offices)	(Zip code)

KINGSWAY FINANCIAL SERVICES INC.

(Exact name of obligor as specified in its charter)

Ontario	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5310 Explorer Drive, Suite 200 Mississauga, Ontario	L4W 5H8
(Address of principal executive offices)	(Zip code)

7.50% Senior Notes due 2014

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 13th day of May, 2004.

BNY Midwest Trust Company

By:	/S/ J. BARTOLINI

Name: J. BARTOLINI
Title: VICE PRESIDENT

Exhibit 7

OFFICE OF BANKS AND REAL ESTATE

Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on December 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

	ASSETS	Thousands of Dollars
		(000)

AR	Cash and Due from Depository Institutions	$40,626

AR	U.S. Treasury Securities	- 0 -

AR	Obligations of States and Political Subdivisions	- 0 -

AR	Other Bonds, Notes and Debentures	- 0 -

AR	Corporate Stock	- 0 -

AR	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	741

AR	Accounts Receivable	5,938

AR	Goodwill	86,813

AR	Intangibles	- 0 -

AR	Other Assets	59

	(Itemize amounts greater than 15% of Line 10)

	Deferred Expenses	45

	Accrued Interest Receivable – Intercompany	14

AR	TOTAL ASSETS	$134,177

OFFICE OF BANKS AND REAL ESTATE

Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

		Thousands of Dollars
	LIABILITIES

AR	Accounts Payable	- 0 -

AR	Taxes Payable	2,810

AR	Other Liabilities for Borrowed Money	25,425

AR	Other Liabilities

	(Itemize amounts greater than 15% of Line 14)

	Reserve for Taxes	8,770

		10,332

AR	TOTAL LIABILITIES	38,567

	EQUITY CAPITAL

AR	Preferred Stock	- 0 -

AR	Common Stock	2,000

AR	Surplus	67,130

AR	Reserve for Operating Expenses	- 0 -

AR	Retained Earnings (Loss)	26,480

AR	TOTAL EQUITY CAPITAL	95,610

AR	TOTAL LIABILITIES AND EQUITY CAPITAL	$134,177

I, Robert L. DePaola, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola

(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of January , 2004.

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan	Assistant Treasurer
Name	Title

(212) 437-5639
Telephone Number (Extension)

eychan@bankofny.com
E-mail